ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2024 RESULTS
NEW YORK—July 24, 2024—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended June 30, 2024.

Financial Highlights
•GAAP net income (loss) of ($0.09) per average common share for the quarter
•Earnings available for distribution ("EAD") of $0.68 per average common share for the quarter
•Economic return of 0.9% for the second quarter and 5.7% for the first half of 2024
•Book value per common share of $19.25
•GAAP leverage of 7.1x, up from 6.7x in the prior quarter; economic leverage of 5.8x, up from 5.6x in the prior quarter
•Declared quarterly common stock cash dividend of $0.65 per share

Business Highlights
Investment and Strategy
•Total portfolio of $74.8 billion, including $66.0 billion in highly liquid Agency portfolio(1)
•Annaly's Agency portfolio increased 2% quarter-over-quarter due to opportunistic portfolio additions with a continued focus on migrating up in coupon and into high-quality specified pools
–Annaly's Agency portfolio represents 58% of dedicated equity capital(2), in line with the prior quarter
•Maintained conservative hedge position with hedge ratio effectively unchanged; activity focused on replacing maturing swaps with Treasury futures throughout the quarter
•Annaly's Residential Credit portfolio decreased modestly to $5.9 billion(1) due to accretive sales of third-party securities; representing 20% of dedicated equity capital(2)
–Correspondent channel activity remained robust with record loan lock volume of $4.1 billion during the second quarter; 2024 year-to-date lock volume of $7.8 billion surpassed total lock volume for all of 2023
•Annaly's Mortgage Servicing Rights ("MSR") portfolio ended the quarter with $2.8 billion(1) in market value, up 5% quarter-over-quarter, representing 22% of dedicated equity capital(2)

Financing and Capital
•$6.3 billion of total assets available for financing(3), including cash and unencumbered Agency MBS of $3.5 billion
•Average GAAP cost of interest bearing liabilities increased three basis points to 5.43% and average economic cost of interest bearing liabilities increased 12 basis points to 3.90% quarter-over-quarter
•Annaly Residential Credit Group increased financing capacity by $250 million through new and expanded credit facilities; total warehouse capacity across both Annaly’s Residential Credit and MSR businesses of $4.2 billion
•Weighted average days to maturity for repurchase agreements decreased to 36 days from 43 days in the prior quarter
•Annaly Residential Credit Group priced 13 whole loan securitizations totaling $6.7 billion since the beginning of 2024(4)
–Annaly remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo and Expanded Credit MBS since the beginning of 2023(5)

Corporate Responsibility & Governance
•Published fifth Corporate Responsibility Report, titled Powering American Homeownership, underscoring Annaly's commitment to industry-leading sustainable business practices, sound corporate governance and best-in-class corporate culture
"Despite modest widening in Agency MBS spreads, Annaly produced a positive economic return in the second quarter, supported by our diversified capital allocation, balanced hedge portfolio and responsible leverage position. Notably, Annaly generated a 5.7% economic return year-to-date, demonstrating the strength of our housing finance model," remarked David Finkelstein, Annaly's Chief Executive Officer and Chief Investment Officer. "During the quarter, we opportunistically added to our Agency MBS portfolio given attractive spread levels, while we continue to expand our complementary Residential Credit and MSR platforms.
"We are encouraged by recent inflation data and signaling from the Federal Reserve, which suggest a near-term rate cut is increasingly likely. As interest rate volatility appears poised to moderate and more dovish monetary policy is on the horizon, we remain well-positioned for further growth given our substantial liquidity, prudent leverage and nimble capital structure."

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $17.9 billion, include TBA purchase contracts (market value) of $1.7 billion and $1.9 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1 billion.
(2) Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities.
(3) Comprised of $5.4 billion of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $0.9 billion of fair value of collateral pledged for future advances.
(4) Includes a $483 million whole loan securitization that closed in July 2024 and a $603 million whole loan securitization that priced in July 2024.
(5) Issuer ranking data from Inside Nonconforming Markets for Q2 2024 (July 5, 2024 issue).

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended June 30, 2024, March 31, 2024 and June 30, 2023:

	June 30, 2024	March 31, 2024	June 30, 2023
Book value per common share	$19.25	$19.73	$20.73
GAAP net income (loss) per average common share (1)	$(0.09)	$0.85	$0.27
Annualized GAAP return (loss) on average equity (2)	(0.31%)	16.29%	5.42%
GAAP leverage at period-end (3)	7.1:1	6.7:1	6.1:1
Net interest margin (4)	0.24%	(0.03%)	(0.15%)
Average yield on interest earning assets (5)	5.17%	4.88%	4.27%
Average GAAP cost of interest bearing liabilities (6)	5.43%	5.40%	5.00%
Net interest spread	(0.26%)	(0.52%)	(0.73%)
Non-GAAP metrics *
Earnings available for distribution per average common share (1)	$0.68	$0.64	$0.72
Annualized EAD return on average equity	13.36%	12.63%	13.22%
Economic leverage at period-end (3)	5.8:1	5.6:1	5.8:1
Net interest margin (excluding PAA) (4)	1.58%	1.43%	1.66%
Average yield on interest earning assets (excluding PAA) (5)	5.14%	4.87%	4.22%
Average economic cost of interest bearing liabilities (6)	3.90%	3.78%	2.77%
Net interest spread (excluding PAA)	1.24%	1.09%	1.45%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Net of dividends on preferred stock.
(2) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is (0.08%), 4.07%, and 1.35% for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and US Treasury securities, sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
(4) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less economic interest expense divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(5) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(6) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities ("MBS") and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated by reference into, and are not a part of, this document.

The Company prepares an investor presentation and supplemental financial information for the benefit of its shareholders. Please refer to the investor presentation for definitions of both GAAP and non-GAAP measures used in this news release. Both the Second Quarter 2024 Investor Presentation and the Second Quarter 2024 Supplemental Information can be found at the Company’s website (www.annaly.com) in the "Investors" section under "Investor Presentations."

Conference Call
The Company will hold the second quarter 2024 earnings conference call on July 25, 2024 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10190377/fcf377ca94. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 7193862. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30, 2024	March 31, 2024	December 31, 2023 (1)	September 30, 2023	June 30, 2023
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,587,108	$1,665,370	$1,412,148	$1,241,122	$1,236,872
Securities	67,044,753	66,500,689	69,613,565	69,860,730	71,202,461
Loans, net	2,548,228	2,717,823	2,353,084	1,793,140	1,154,320
Mortgage servicing rights	2,785,614	2,651,279	2,122,196	2,234,813	2,018,896
Assets transferred or pledged to securitization vehicles	17,946,812	15,614,750	13,307,622	11,450,346	11,318,419
Derivative assets	187,868	203,799	162,557	549,833	457,119
Receivable for unsettled trades	320,659	941,366	2,710,224	1,047,566	787,442
Principal and interest receivable	917,130	867,348	1,222,705	1,158,648	944,537
Intangible assets, net	10,761	11,433	12,106	12,778	15,163
Other assets	319,644	309,689	311,029	299,447	195,248
Total assets	$93,668,577	$91,483,546	$93,227,236	$89,648,423	$89,330,477
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$60,787,994	$58,975,232	$62,201,543	$64,693,821	$61,637,600
Other secured financing	600,000	600,000	500,000	500,000	500,000
Debt issued by securitization vehicles	15,831,915	13,690,967	11,600,338	9,983,847	9,789,282
Participations issued	1,144,821	1,161,323	1,103,835	788,442	492,307
U.S. Treasury securities sold, not yet purchased	1,974,602	2,077,404	2,132,751	—	—
Derivative liabilities	100,829	103,142	302,295	97,616	156,182
Payable for unsettled trades	1,096,271	2,556,798	3,249,389	2,214,319	4,331,315
Interest payable	369,106	350,405	287,937	198,084	140,620
Dividends payable	325,662	325,286	325,052	321,629	321,031
Other liabilities	174,473	146,876	179,005	173,608	74,795
Total liabilities	82,405,673	79,987,433	81,882,145	78,971,366	77,443,132
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,536,569	1,536,569	1,536,569
Common stock, par value $0.01 per share (3)	5,010	5,004	5,001	4,948	4,939
Additional paid-in capital	23,694,663	23,673,687	23,672,391	23,572,996	23,550,346
Accumulated other comprehensive income (loss)	(1,156,927)	(1,281,918)	(1,335,400)	(2,694,776)	(2,382,531)
Accumulated deficit	(12,898,191)	(12,523,809)	(12,622,768)	(11,855,267)	(10,933,044)
Total stockholders’ equity	11,181,124	11,409,533	11,255,793	10,564,470	11,776,279
Noncontrolling interests	81,780	86,580	89,298	112,587	111,066
Total equity	11,262,904	11,496,113	11,345,091	10,677,057	11,887,345
Total liabilities and equity	$93,668,577	$91,483,546	$93,227,236	$89,648,423	$89,330,477

(1) Derived from the audited consolidated financial statements at December 31, 2023.
(2) 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding.
(3) Includes 1,468,250,000 shares authorized. Includes 501,018,415 shares issued and outstanding at June 30, 2024, 500,440,023 shares issued and outstanding at March 31, 2024, 500,080,287 shares issued and outstanding at December 31, 2023, 494,814,038 shares issued and outstanding at September 30, 2023, and 493,893,288 shares issued and outstanding at June 30, 2023.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net interest income
Interest income	$1,177,325	$1,094,488	$990,352	$1,001,485	$921,494
Interest expense	1,123,767	1,100,939	1,043,902	1,046,819	953,457
Net interest income	53,558	(6,451)	(53,550)	(45,334)	(31,963)
Net servicing income
Servicing and related income	120,515	115,084	98,474	97,620	83,790
Servicing and related expense	12,617	12,216	11,219	9,623	8,930
Net servicing income	107,898	102,868	87,255	87,997	74,860
Other income (loss)
Net gains (losses) on investments and other	(568,745)	(994,127)	1,894,744	(2,713,126)	(1,308,948)
Net gains (losses) on derivatives	430,487	1,377,144	(2,301,911)	2,127,430	1,475,325
Other, net	24,791	23,367	22,863	26,250	9,105
Total other income (loss)	(113,467)	406,384	(384,304)	(559,446)	175,482
General and administrative expenses
Compensation expense	33,274	28,721	29,502	30,064	30,635
Other general and administrative expenses	11,617	9,849	9,399	9,845	12,280
Total general and administrative expenses	44,891	38,570	38,901	39,909	42,915
Income (loss) before income taxes	3,098	464,231	(389,500)	(556,692)	175,464
Income taxes	11,931	(943)	1,732	12,392	14,277
Net income (loss)	(8,833)	465,174	(391,232)	(569,084)	161,187
Net income (loss) attributable to noncontrolling interests	650	2,282	12,511	(6,879)	(5,846)
Net income (loss) attributable to Annaly	(9,483)	462,892	(403,743)	(562,205)	167,033
Dividends on preferred stock	37,158	37,061	37,181	36,854	35,766
Net income (loss) available (related) to common stockholders	$(46,641)	$425,831	$(440,924)	$(599,059)	$131,267
Net income (loss) per share available (related) to common stockholders
Basic	$(0.09)	$0.85	$(0.88)	$(1.21)	$0.27
Diluted	$(0.09)	$0.85	$(0.88)	$(1.21)	$0.27
Weighted average number of common shares outstanding
Basic	500,950,563	500,612,840	499,871,725	494,330,361	494,165,256
Diluted	500,950,563	501,182,043	499,871,725	494,330,361	494,358,982
Other comprehensive income (loss)
Net income (loss)	$(8,833)	$465,174	$(391,232)	$(569,084)	$161,187
Unrealized gains (losses) on available-for-sale securities	(54,243)	(281,869)	1,024,637	(825,286)	(294,045)
Reclassification adjustment for net (gains) losses included in net income (loss)	179,234	335,351	334,739	513,041	462,128
Other comprehensive income (loss)	124,991	53,482	1,359,376	(312,245)	168,083
Comprehensive income (loss)	116,158	518,656	968,144	(881,329)	329,270
Comprehensive income (loss) attributable to noncontrolling interests	650	2,282	12,511	(6,879)	(5,846)
Comprehensive income (loss) attributable to Annaly	115,508	516,374	955,633	(874,450)	335,116
Dividends on preferred stock	37,158	37,061	37,181	36,854	35,766
Comprehensive income (loss) attributable to common stockholders	$78,350	$479,313	$918,452	$(911,304)	$299,350

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the six months ended
	June 30, 2024	June 30, 2023
	(unaudited)	(unaudited)
Net interest income
Interest income	$2,271,813	$1,739,744
Interest expense	2,224,706	1,752,244
Net interest income	47,107	(12,500)
Net servicing income
Servicing and related income	235,599	168,063
Servicing and related expense	24,833	16,810
Net servicing income	210,766	151,253
Other income (loss)
Net gains (losses) on investments and other	(1,562,872)	(1,307,236)
Net gains (losses) on derivatives	1,807,631	574,573
Loan loss (provision) reversal	—	219
Other, net	48,158	24,603
Total other income (loss)	292,917	(707,841)
General and administrative expenses
Compensation expense	61,995	60,026
Other general and administrative expenses	21,466	23,717
Total general and administrative expenses	83,461	83,743
Income (loss) before income taxes	467,329	(652,831)
Income taxes	10,988	25,310
Net income (loss)	456,341	(678,141)
Net income (loss) attributable to noncontrolling interests	2,932	(918)
Net income (loss) attributable to Annaly	453,409	(677,223)
Dividends on preferred stock	74,219	67,641
Net income (loss) available (related) to common stockholders	$379,190	$(744,864)
Net income (loss) per share available (related) to common stockholders
Basic	$0.76	$(1.51)
Diluted	$0.76	$(1.51)
Weighted average number of common shares outstanding
Basic	500,781,701	491,939,177
Diluted	501,415,515	491,939,177
Other comprehensive income (loss)
Net income (loss)	$456,341	$(678,141)
Unrealized gains (losses) on available-for-sale securities	(336,112)	381,329
Reclassification adjustment for net (gains) losses included in net income (loss)	514,585	945,036
Other comprehensive income (loss)	178,473	1,326,365
Comprehensive income (loss)	634,814	648,224
Comprehensive income (loss) attributable to noncontrolling interests	2,932	(918)
Comprehensive income (loss) attributable to Annaly	631,882	649,142
Dividends on preferred stock	74,219	67,641
Comprehensive income (loss) attributable to common stockholders	$557,663	$581,501

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Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2024, March 31, 2024 and June 30, 2023:

	June 30, 2024	March 31, 2024	June 30, 2023
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	98%	98%	98%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	2%	2.0%	2.0%
Weighted average experienced CPR for the period	7.4%	6.0%	7.0%
Weighted average projected long-term CPR at period-end	8.5%	8.9%	8.6%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	36	43	44
Hedge ratio (1)	98%	97%	105%
Weighted average pay rate on interest rate swaps at period-end (2)	3.13%	3.20%	2.50%
Weighted average receive rate on interest rate swaps at period-end (2)	5.30%	5.26%	5.05%
Weighted average net rate on interest rate swaps at period-end (2)	(2.17%)	(2.06%)	(2.55%)
GAAP leverage at period-end (3)	7.1:1	6.7:1	6.1:1
GAAP capital ratio at period-end (4)	12.0%	12.6%	13.3%
Performance related metrics
Book value per common share	$19.25	$19.73	$20.73
GAAP net income (loss) per average common share(5)	$(0.09)	$0.85	$0.27
Annualized GAAP return (loss) on average equity(6)	(0.31%)	16.29%	5.42%
Net interest margin (7)	0.24%	(0.03%)	(0.15%)
Average yield on interest earning assets (8)	5.17%	4.88%	4.27%
Average GAAP cost of interest bearing liabilities (9)	5.43%	5.40%	5.00%
Net interest spread	(0.26%)	(0.52%)	(0.73%)
Dividend declared per common share	$0.65	$0.65	$0.65
Annualized dividend yield (10)	13.64%	13.20%	12.99%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.68	$0.64	$0.72
Annualized EAD return on average equity (excluding PAA)	13.36%	12.63%	13.22%
Economic leverage at period-end (3)	5.8:1	5.6:1	5.8:1
Economic capital ratio at period end (4)	14.2%	14.6%	14.3%
Net interest margin (excluding PAA) (7)	1.58%	1.43%	1.66%
Average yield on interest earning assets (excluding PAA) (8)	5.14%	4.87%	4.22%
Average economic cost of interest bearing liabilities (9)	3.90%	3.78%	2.77%
Net interest spread (excluding PAA)	1.24%	1.09%	1.45%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions), futures and U.S. Treasury securities sold, not yet purchased, relative to repurchase agreements, other secured financing, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles.
(5) Net of dividends on preferred stock.
(6) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is (0.08%), 4.07% and 1.35% for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
(7) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less economic interest expense divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(8) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(9) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented.
(10) Based on the closing price of the Company’s common stock of $19.06, $19.69 and $20.01 at June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	June 30, 2024	March 31, 2024	June 30, 2023
Agency mortgage-backed securities	$64,390,905	$63,542,230	$67,764,264
Residential credit risk transfer securities	838,437	871,421	1,064,401
Non-agency mortgage-backed securities	1,702,859	1,933,910	2,008,106
Commercial mortgage-backed securities	112,552	153,128	365,690
Total securities	$67,044,753	$66,500,689	$71,202,461
Residential mortgage loans	$2,548,228	$2,717,823	$1,154,320
Total loans, net	$2,548,228	$2,717,823	$1,154,320
Mortgage servicing rights	$2,785,614	$2,651,279	$2,018,896
Residential mortgage loans transferred or pledged to securitization vehicles	$17,946,812	$15,614,750	$11,318,419
Assets transferred or pledged to securitization vehicles	$17,946,812	$15,614,750	$11,318,419
Total investment portfolio	$90,325,407	$87,484,541	$85,694,096

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution ("EAD");
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.
The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(8,833)	$465,174	$161,187
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other (1)	568,874	994,120	1,316,837
Net (gains) losses on derivatives (2)	(132,115)	(1,046,995)	(1,050,032)
Other adjustments
Amortization of intangibles	673	673	758
Non-EAD (income) loss allocated to equity method investments (3)	(523)	216	541
Transaction expenses and non-recurring items (4)	5,329	3,737	2,650
Income tax effect of non-EAD income (loss) items	10,016	(2,918)	12,364
TBA dollar roll income and CMBX coupon income (5)	486	1,375	1,734
MSR amortization (6)	(56,100)	(50,621)	(41,297)
EAD attributable to noncontrolling interests	(3,362)	(3,786)	(3,344)
Premium amortization adjustment cost (benefit)	(7,306)	(3,013)	(11,923)
Earnings available for distribution *	377,139	357,962	389,475
Dividends on preferred stock	37,158	37,061	35,766
Earnings available for distribution attributable to common stockholders *	$339,981	$320,901	$353,709
GAAP net income (loss) per average common share	$(0.09)	$0.85	$0.27
Earnings available for distribution per average common share *	$0.68	$0.64	$0.72
Annualized GAAP return (loss) on average equity (7)	(0.31%)	16.29%	5.42%
Annualized EAD return on average equity *	13.36%	12.63%	13.22%
* Represents a non-GAAP financial measure.
(1) Includes write-downs or recoveries on investments which are reported in Other, net in the Company's Consolidated Statement of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $298.4 million, $330.1 million and $425.3 million for the quarters ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(4) Represents costs incurred in connection with securitizations of residential whole loans.
(5) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $0.0 million, $0.0 million and $0.5 million for the quarters ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(6) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.
(7) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is (0.08%), 4.07%, and 1.35% for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives.
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in earnings available for distribution.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended June 30, 2024, March 31, 2024 and June 30, 2023:

	For the quarters ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(dollars in thousands)
Premium amortization expense (accretion)	$10,437	$26,732	$33,105
Less: PAA cost (benefit)	(7,306)	(3,013)	(11,923)
Premium amortization expense (excluding PAA)	$17,743	$29,745	$45,028

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	June 30, 2024	March 31, 2024	June 30, 2023
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$60,787,994	$58,975,232	$61,637,600
Other secured financing	600,000	600,000	500,000
Debt issued by securitization vehicles	15,831,915	13,690,967	9,789,282
Participations issued	1,144,821	1,161,323	492,307
U.S Treasury securities sold, not yet purchased	1,974,602	2,077,404	—
Total GAAP debt	$80,339,332	$76,504,926	$72,419,189
Less Non-Recourse Debt:
Debt issued by securitization vehicles	$(15,831,915)	$(13,690,967)	$(9,789,282)
Participations issued	(1,144,821)	(1,161,323)	(492,307)
Total recourse debt	$63,362,596	$61,652,636	$62,137,600
Plus / (Less):
Cost basis of TBA and CMBX derivatives	$1,639,941	$1,136,788	$3,625,443
Payable for unsettled trades	1,096,271	2,556,798	4,331,315
Receivable for unsettled trades	(320,659)	(941,366)	(787,442)
Economic debt *	$65,778,149	$64,404,856	$69,306,916
Total equity	$11,262,904	$11,496,113	$11,887,345
Economic leverage ratio *	5.8:1	5.6:1	5.8:1

* Represents a non-GAAP financial measure.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	June 30, 2024	March 31, 2024	June 30, 2023
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$93,668,577	$91,483,546	$89,330,477
Less:
Gross unrealized gains on TBA derivatives (1)	(14,641)	(7,220)	(21,460)
Debt issued by securitization vehicles	(15,831,915)	(13,690,967)	(9,789,282)
Plus:
Implied market value of TBA derivatives	1,652,389	1,133,305	3,627,716
Total economic assets *	$79,474,410	$78,918,664	$83,147,451
Total equity	$11,262,904	$11,496,113	$11,887,345
Economic capital ratio *	14.2%	14.6%	14.3%

* Represents a non-GAAP financial measure. (1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense, the net interest component of interest rate swaps (which includes net interest on variation margin related to interest rate swaps) and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon ("MAC") interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss).

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	June 30, 2024	March 31, 2024	June 30, 2023
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$1,177,325	$1,094,488	$921,494
Premium amortization adjustment	(7,306)	(3,013)	(11,923)
Interest income (excluding PAA) *	$1,170,019	$1,091,475	$909,571
Economic interest expense reconciliation
GAAP interest expense	$1,123,767	$1,100,939	$953,457
Add:
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps (1)	(317,297)	(330,149)	(425,293)
Economic interest expense *	$806,470	$770,790	$528,164
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$1,170,019	$1,091,475	$909,571
Less:
Economic interest expense *	806,470	770,790	528,164
Economic net interest income (excluding PAA) *	$363,549	$320,685	$381,407

* Represents a non-GAAP financial measure.
(1) Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss).

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less economic interest expense divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	June 30, 2024	March 31, 2024	June 30, 2023
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$91,008,934	$89,738,726	$86,254,955
Interest income (excluding PAA) *	$1,170,019	$1,091,475	$909,571
Average yield on interest earning assets (excluding PAA) *	5.14%	4.87%	4.22%
Average interest bearing liabilities	$81,901,233	$80,682,111	$75,424,564
Economic interest expense *	$806,470	$770,790	$528,164
Average economic cost of interest bearing liabilities *	3.90%	3.78%	2.77%
Economic net interest income (excluding PAA) *	$363,549	$320,685	$381,407
Net interest spread (excluding PAA) *	1.24%	1.09%	1.45%
Interest income (excluding PAA) *	$1,170,019	$1,091,475	$909,571
TBA dollar roll income and CMBX coupon income	486	1,375	1,734
Economic interest expense *	(806,470)	(770,790)	(528,164)
Subtotal	$364,035	$322,060	$383,141
Average interest earnings assets	$91,008,934	$89,738,726	$86,254,955
Average TBA contract and CMBX balances	998,990	149,590	6,303,202
Subtotal	$92,007,924	$89,888,316	$92,558,157
Net interest margin (excluding PAA) *	1.58%	1.43%	1.66%
* Represents a non-GAAP financial measure.